                                                                    Exhibit 10.7

                          SUPPLEMENTAL RETIREMENT PLAN


      SUPPLEMENTAL RETIREMENT PLAN, made as of this ______ day of ____________ by and between THE YORK WATER COMPANY, a Pennsylvania corporation with its principal business office located at 130 East Market Street, York, Pennsylvania
(hereinafter called "Employer") and         (hereinafter called "Employee"):

      WITNESSETH:

      WHEREAS, Employer wishes to encourage Employee's continued employment, and Employee is willing to undertake such employment, subject to receipt of deferred compensation upon the terms hereinafter set forth;

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, do hereby mutually agree as follows:

      1.    Employment

            Employer hereby engages Employee upon the terms and conditions as hereinafter provided.

      2.    Term

            This Agreement shall continue in full force and effect until the later of (i) the termination of Employee's employment by Employer, which shall be at the will of the Employer and in Employer's sole discretion and without hindrance in any manner by virtue of the terms of this Agreement to which provision Employee hereby consents and agrees or (ii) notwithstanding such termination of employment, payment to Employee or his designee(s) of all benefits to which Employee shall become entitled hereunder.

      3.    Duties

            From and after the date hereof, Employee shall serve Employer in Employer's business in such capacity or capacities as may from time to time be determined by the President or Board of Directors of Employer. During the period of active, full-time employment hereunder, Employee shall;

            (a) devote his full time and best efforts to the business and affairs of Employer (allowing a reasonable time for vacation);

            (b) perform such services, not unreasonable or inconsistent with Employee's position, education, training or background, as may be designated by the President or Board of Directors of Employer at any time and from time to time;

            (c) use his best efforts to promote the business of Employer; and

            (d) hold such office or directorship in Employer, to which Employee may from time to time be elected or appointed, without further compensation other than that for which provision is made in this Agreement.

      4.    Compensation

            During the period of Employee's employment hereunder, Employer agrees to pay Employee for his services such a salary as may from time to time be mutually agreed between Employer and Employee.

      5.    Definitions

            The following definitions are applicable to the benefits payable hereunder:

            (a) Supplemental Retirement Benefits

            These are hereinafter more specifically defined as Normal Retirement Benefits in paragraph (f) hereof; Early Retirement Benefits in paragraph (g) hereof and Late Retirement Benefits in paragraph (h) hereof.

            (b) Normal Retirement Age - Age sixty-five (65)


            (c) Early Retirement Age

            Any time on or after attainment of age fifty-five (55) and prior to the Normal Retirement date hereunder,

            (d) Disability Retirement

            Employee in the active, full-time employment of Employer shall be eligible for the Disability Retirement Benefit after six (6) months of disability if Employer shall determine, on the basis of medical evidence satisfactory to the Employer in the latter's sole discretion, that Employee is disabled, mentally or physically, so as to be prevented from continuing to render service to Employer on a regular, active, full-time basis and that such disability is likely to be permanent and continuous during the remainder of Employee's life.

            (e) Monthly Retirement Benefit Unit

            For purposes of Benefit determination hereunder, the monthly benefit
unit commencing at age sixty-five (65) is         , payable for one hundred
eighty (180) consecutive months.

            (f) Normal Retirement Benefit

            Monthly retirement benefit unit multiplied by each calendar year of
full-time, active service with Employer completed subsequent to         and
prior to attainment of age sixty-five (65).


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
            (g) Early Retirement Benefit

            Monthly retirement benefit unit multiplied by each calendar year of
full-time, active service with the Employer subsequent to         and as of the
December 31st immediately prior to the Employee's election to retire early, and payable monthly to the December 31st following the Employee's eightieth (80th) birthday.

            (h) Late Retirement Benefit

            Monthly retirement benefit unit multiplied by each calendar year of
full-time, active service with the Employer subsequent to         and as of the
December 31st immediately prior to the Employee's election to retire late, and payable monthly to the December 31 st following the Employee's eightieth (80th) birthday.

            (i) Disability Retirement Benefit

            Disability Retirement Benefit will be payable and calculated in the same manner as if the Employee had elected Early Retirement hereunder.

            (j) Pre Retirement Death Benefit

            The lesser of         per month indexed at four percent (4%) per
annum for each complete calendar year subsequent to         or one hundred
percent (100%) of monthly salary for the month in which death occurs payable for twelve (12) consecutive months, thereafter sixty percent (60%) of the initial monthly benefit payable for one hundred and sixty-eight (168) additional consecutive months.

      6.    Supplemental Retirement Benefits

            Subject to all of the terms and conditions hereof, Employer agrees to pay to Employee, and Employee shall be entitled to receive from Employer, the following Supplemental Retirement Benefits as hereinbefore defined in paragraph 5(a) hereof.

            (a) Normal Retirement Benefits

            At such time as Employee shall attain the age of sixty-five (65) while in the active, lull-time employment of Employer, his active, full-time employment shall cease and Employer shall pay the Normal Retirement Benefit to Employee. Benefits will commence on the first day of the first month next succeeding Employee's retirement from active, full-time employment.

            (b) Early Retirement Benefits

            At any time after the Employee becomes eligible for Early Retirement Benefits while in the full-time, active employment of the Employer the Employee may elect to terminate his employment by providing three (3) months notice to Employer. In such event, employment will terminate three (3) months after the date notice is delivered to Employer, and Employer will commence payment of Early Retirement Benefits hereunder on the first day of the month ext succeeding Employee's termination of employment.

            (c) Late Retirement Benefits

            If mutually agreed by Employer and Employee, the Employee shall continue in the active, full-time employment of Employer past his normal retirement age of sixty-five (65) years, but in no event past the age of seventy
(70) years. At any time thereafter of the age of sixty-five (65) years the Employee may elect to terminate his employment by providing three (3) months notice to Employer. In such event employment will terminate three (3) months after the date notice is delivered to Employer and in no event later than age seventy (70) years (with or without notice prior to age seventy (70) years) and Employer will commence payment of Late Retirement Benefits hereunder on the first day of the month next succeeding Employee's termination of employment.

            (d) Disability Retirement Benefits

            If while actively employed on a full-time basis with Employer the Employee becomes disabled and such disability continues for six (6) months and is deemed by Employer to he permanent in accordance with paragraph 5(d) hereof, the Employer may terminate Employee's employment and commence Disability Retirement Benefits which shall continue only so long as Employee will suffer from permanent disability as similarly determined by Employer in its sole discretion.

            (e) Pro Retirement Death Benefits

            If Employee dies while actively employed by Employer on a full-time basis or while disabled prior to the commencement of Disability Retirement Benefits, the Pre Retirement Death Benefit will be payable.

            (f) Termination of Employment by Employee Prior to Age 65


            If the Employee terminates employment by Employer prior to age sixty-five (65), other than as a result of death or disability or early retirement as provided for hereunder, Employee will no longer be entitled to receive benefits under this Agreement.

      7.    Eligibility in Other Employer Plans

            Whether or not the Employer's regular Pension Plan is a qualified plan under the IRC, nothing contained in this Agreement shall affect the right of Employee to participate or to


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
continue to participate in a Pension Plan or in any other supplemental compensation arrangements which may constitute a part of Employer's regular compensation structure or in any discretionary bonus which Employer may pay to its Employees; and at the cessation of active, full-time employment, Employee may retire and receive the benefits under the provisions of any such Pension Plan or other arrangements in accordance with the terms thereof.

            Any benefits payable to Employee pursuant to this Agreement shall not be deemed salary or other eligible compensation for the purpose of computing fringe benefits or benefits to which Employee may be entitled under any Pension Plan or other arrangement of Employer for the compensation of its employees.

      8.    Employee Revocable Designation

            In the event of death of Employee prior to the payment in full of the applicable benefits hereunder, Employee's remaining monthly payments shall be paid to such beneficiary or such beneficiaries as may have theretofore been designated in writing by Employee on forms provided by the Employer and containing the Employer's acknowledgment or acceptance thereof The Employee shall have the right at any time and from time to time to change the beneficiary regardless of whether distribution of the benefits may have commenced. In the event of the Employee's failure to make such designation, or if no designee shall survive the Employee, the remaining monthly payments shall be paid to Employee's spouse; provided that if Employee's spouse shall become entitled to payment hereunder, but shall die before payment in full of the applicable benefits, any remainder thereof shall be paid in monthly installments either to the issue of the Employee, per stirpes, or to Employee's estate, in the sole discretion of the Employer.

      9.    Employer's Election


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
            Notwithstanding that an effective designation of a beneficiary or beneficiaries entitled to receive payment of benefits or remainder thereof may then be in force, the Board of Directors of Employer may, at its option, at any time or from time to time in its absolute and sole discretion, accelerate the time and the manner of making payment of any one or more Benefit Installments, or may anticipate any payments thereof in event of any emergency or necessity affecting the personal or family affairs or Employee or any beneficiary of Employee, if the latter is deceased.

      10.   Minority or Disability

            If Employer in its sole discretion shall deem any person entitled to receive any payments under this Agreement to be unable to care for his or her affairs because of illness or accident, or is a minor, any such payments (unless a prior claim therefore shall have been made by a duly appointed Guardian, committee or other legal representative) may be made to the spouse, child or chit then, parent, brother or sister of such person;, or to any third person or entity deemed by the Employer to have incurred expense for such person, in such manner and amount as Employer may determine. Any such payment shall be a complete discharge to the extent thereof of the obligations of Employer under this Agreement.

      11.   Non-alienation of Benefits

            None of the rights, interest or benefits contemplated under this Agreement may be sold, given away, assigned, transferred, pledged, mortgaged, alienated, hypothecated or in any way encumbered or disposed of by Employee, or any executor, administrator, heir, legatee, distributee, relative or any other person or entity, whether or not in being, claiming under Employee by virtue of this Agreement, and none of the rights, interest or benefits contemplated by this Agreement shall be subject to execution, attachment or similar process. Any (or attempted) sale, gift, assignment, transfer, pledge, mortgage, alienation, hypothecation or encumbrance, or other disposition of this Agreement or of such rights, interest or benefits contrary to the foregoing provisions, or the levy or any attachment or similar process thereon, shall be null and void and without effect.

      12.   Discharge Provisions

            (a) Notwithstanding anything which might be herein contained to the contrary, it being clearly understood and agreed upon by the parties hereto the EMPLOYMENT OF THE EMPLOYEE IS AND SHALL REMAIN EMPLOYMENT SOLELY AT THE WILL OF THE EMPLOYER, the Employer may at any time discharge Employee, whether or not for cause, in which event or in the event Employee sues or in any manner contests such "at will" employment or Employer's right to discharge Employee, then upon written notice to Employee and effective immediately upon the mailing thereof in the manner set forth in paragraph 19 hereof, Employee's right to receive benefits hereunder shall be fixed and determined as of such date; provided that nothing herein shall affect Employee's right to receive payment of such benefits in the manner and at the time herein provided, except as otherwise provided in paragraph 12(b) hereof.

            (b) If the Employee is discharged without cause, a monthly benefit payable for one hundred and eighty (180) consecutive months will be payable upon the discharged Employee's attainment of age sixty-five (65), or in the event of his prior death. The benefit payable under this paragraph will be calculated using the then discounted present value of the discharged Employee's monthly retirement benefit units accrued on the Employer's books as of the December 31st immediately prior to the date when the Employees rights to receive benefit is fixed under paragraph 12(a) hereof. The monthly benefit will be determined assuming that the discounted present value is payable for one hundred and eighty (180) consecutive equal monthly installments assuming interest at the same rate as used in determining the present value, No disability retirement benefits will be payable under this provision.

            (c) In the event that Employee shall be convicted of a crime involving Employee's business affairs or in the event that Employer shall have reasonable cause to believe Employee to be guilty of any such crime, all rights of Employee under this Agreement shall terminate immediately, and Employer shall have the right to terminate and make no payments whatsoever of Benefit Installments or Disability Benefits hereunder, notwithstanding that such amounts would constitute alt or a portion of the benefits otherwise payable hereunder. Such right of Employer shall be in addition to, and not in lieu of, any and all other rights which Employer may have in such event. The provisions hereof shall be applicable notwithstanding that payment of such Benefit Installments or Disability Benefits may have theretofore commenced under any provision of this Agreement.

      13.   Non Competition Provision

            Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of benefits under this Agreement shall be made and all rights under this Agreement of the Employee, his spouse, executors or administrators, or other persons claiming through or on behalf of Employee to receive payments thereof, shall be forfeited, unless such forfeiture is waived by Employer's Board of Directors, if the Employee engages in or takes part in any business enterprise of any kind during employment by Employer or within a period of three (3) years after termination of such employment or at any time while the Employee is receiving benefits hereunder for any reason whatsoever, within a sixty (60) mile radius of York, Pennsylvania, whether as an Employee or as an owner directly or indirectly, which manufacture, produces or sells any article then manufactured, produced or sold by the Employer or by a present or future holding company of Employer or subsidiary of Employer or of such holding company, or which may be in any other way directly or indirectly competitive with the business of the Employer or such holding company or subsidiary of Employer.

      14.   No Trust Relationship

            Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust or security relationship of any kind, nor a fiduciary relationship between Employer and Employee, or any designated beneficiary of the latter or other person presently or prospectively entitled to the receipt of payments hereunder. To the extent that any person becomes entitled, presently or prospectively, to receive payments from Employer under this Agreement, such right shall be no greater than the right shall be no greater than the right of any unsecured general creditor of the Employer.

      15.   Power and Authority

            The Employer through either its Board of Directors or Executive Committee shall have full power and authority to interpret, construe and administer this Agreement, and any such interpretation or construction hereof by the Employer, or other action hereunder, including the amount or recipient of any one or more payments of the benefits payable hereunder, shall be binding and conclusive on all persons, whether in being or not. Employer shall not be liable to any person, whether in being or not, for any action taken or omitted in connection with the interpretation and administration of this Agreement, unless attributable to the willful misconduct or bad faith of Employer, it being understood and agreed, however, that the employment of Employee is and shall continue to be solely at the will of the Employer.


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
      16.   Waiver of Breach

            Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right of power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      17.   Modification

            This Agreement shall not be modified or amended except by written Agreement duly executed by Employee and Employer.

      18.   Severability

            If any clause, sentence, paragraph, section or part of this Agreement shall be held by any court of competent jurisdiction to be invalid, such judgment shall not affect, impair or invalidate any of the other parts hereof.

      19.   Notices

            Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, if to Employee, to his address as shown on the books of Employer, and if to Employer, to the address shown above, or such other address as Employer may have designated in writing, or if such written notice is actually received by the person to whom sent.

      20.   Claims Procedure

            A claim for benefits must be filed before payment of retirement or death benefits will commence. A claim shall be deemed filed when an Employee or his beneficiary or representative requests, in writing, payment of benefits due under the Plan. The claim may be



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
filed with the Plan Administrator or any officer of Employer. In the event that a claim for benefits is filed, the Plan Administrator, within three (3) months after the claim is filed, shall give notice of the decision on the claim; and if notice on the denial of a claim is not furnished, and the claim has not been granted within the three (3) month claim processing period, the claim shall be deemed denied for all purpose of processing to the review stage as hereinafter described.

            (a) The three (3) month time period mentioned above may be extended by the Plan Administrator for an additional three (3) months if special circumstances require an extension of time for processing the claim. If an extension is required, the Plan Administrator shall furnish written notice of the three (3) month extension to the claimant prior to the termination of the initial three (3) month period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

            (b) The Plan Administrator shall provide to every claimant who is denied a claim for benefits written notice setting forth:

                        (i) the specific reason or reasons for the denial,

                        (ii) the specific reference to the pertinent Plan
            provisions on which the denial is based,

                        (iii) a description of any additional material or
            information necessary for the claimant to perfect the claim arid an explanation of why such material or information is necessary, and

                        (iv) an explanation of the Plan's claim review
            procedure.

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
            (c) In the event that the claim of the Employee or his beneficiary or representative is denied, the claimant or his duly authorized representative may request a review of the denied claim by means of a written application for review delivered to the Plan Administrator. Pursuant to this right of Review, the claimant Or his duly authorized representative may review pertinent documents and submit issues and comments in writing.

            (d) Any request for review of a denied claim must be filed no later than sixty (60) days after the earlier of receipt by the claimant of written notification of the three (3) month claim processing period including any extension thereof.

            (e) In the event a request for review has been made as herein provided, the Plan Administrator shall make a decision On the request for review within sixty (60) days after the receipt by the Plan Administrator of the request for the review, unless special circumstances require an extension of time for processing the review, in which case the Plan Administrator shall render a decision as soon as possible, but in no event later than one hundred and twenty (120) days after the Plan Administrator has received the request for review.

            If an extension is required, the Plan Administrator shall furnish written notice of the extension to the claimant prior to the commencement of the extension. The decision on review shall he furnished to the claimant in writing within the time for review and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.

            (f) If the Plan Administrator is unable after diligent search to locate an employee or former employee participant or beneficiary to whom a benefit is due under the provisions of this Plan, such benefit shall be forfeited on the last day of the Plan Year in which



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
such search is concluded, If a claim is made subsequently by such participant or beneficiary for the benefit so forfeited, such benefit shall be restored in full.

      21.   Plan Administrator

            The Plan Administrator shall be The York Water Company.

      22.   Gender and Plural

            All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the context may require.

      23.   Captions

            The captions of the various provisions shall not be deemed a part of this Agreement and shall not be construed in any way to limit the contents hereof but are inserted herein only for reference and for convenience of the parties.

      24.   Governing State Law

            This Agreement may be executed at different times in different places, but all questions concerning the construction or validity hereof, or relating to performance hereunder, shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

      25.   Duplicate Originals

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and there shall be no requirement to produce another counterpart.

      26.   Successors or Assigns

            It is hereby agreed that the terms and provisions of this Supplemental Retirement Plan shall be binding upon the successors or assigns of The York Water Company (Employer).

            IN WITNESS WHEREOF, the Employer has caused this Agreement to be executed by its duly authorized officers, and the Employee has hereunto set his hand and seal as of the day and year first above written.

ATTEST:                                   THE YORK WATER COMPANY


-----------------------                   ------------------------------
Secretary                                 President





(SEAL)                                    ------------------------------

TO WHOM IT MAY CONCERN

I designate the following as my beneficiary for the Supplemental Retirement Plan of The York Water Company.

Name of Beneficiary

              Primary

                      Name            __________________________________________

                      Address         __________________________________________



                      Relationship    __________________________________________


              Secondary

                      Name            __________________________________________

                      Address         __________________________________________



                      Relationship    __________________________________________

                                                 Signed     ____________________

                                                 Date       ____________________

Commonwealth of Pennsylvania                     )
                                                 )  SS:
County of York                                   :

On this, the ____ day of ____________, 2004, before me, a Notary Public, the undersigned personally appeared, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

In Witness Whereof, I hereunto set my hand and official seal.


                                                       -------------------------
                                                       Notary Public

                                  Schedule 10.7

                                                    Monthly Retirement     Pre Retirement Death
           Name                Effective Date          Benefit Unit               Benefit
           ----                --------------       ------------------     --------------------
     Jeffrey S. Osman         October 15, 1984           $115.74                 $3333.00
    Kathleen M. Miller        February 9, 2004            116.14                  6666.70
     Vernon L. Bracey         February 10, 2004           122.55                  6430.49
     Jeffrey R. Hines            May 1, 1990              120.12                  3208.33
      Duane R. Close          October 15, 1984            102.88                  2917.00
     Bruce C. McIntosh         April 15, 1999             146.20                  4316.66